Exhibit 99.1

Media contact:	-or-	Investor/analyst contact:

Amanda Tobin Bielawski		Shannon Alberts
Media Relations Manager		Managing Director of Investor Relations
(206) 392-5134		(206) 392-5218

FOR IMMEDIATE RELEASE	Sept. 13, 2007

ALASKA AIR GROUP ANNOUNCES STOCK REPURCHASE PROGRAM

SEATTLE — Alaska Air Group, Inc. (NYSE: ALK) today announced that its board of directors approved a stock repurchase program authorizing the company to purchase up to $100 million of its common stock.

“The board of directors is confident in Alaska Air Group’s future business prospects and financial position. Accordingly, we believe that this repurchase program will allow us to enhance shareholder value while providing us with the flexibility to continue investing in future growth opportunities,” said Bill Ayer, the company’s chairman and chief executive officer.

Alaska intends to finance the repurchases with cash on hand. The repurchase program authorizes the company to purchase its common stock from time to time, through open market purchases, negotiated transactions or other means, including accelerated share repurchases and 10b5-1 trading plans in accordance with applicable securities laws.

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This news release contains forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. These forward-looking statements include the statements concerning our confidence in the company’s future business prospects and financial position, our belief that the repurchase program will all us to enhance shareholder value while providing flexibility to continue investing in future growth opportunities, and our intent to finance the repurchases with cash on hand. Some of the things that could cause our actual results to differ from our expectations are: the competitive environment and other trends in our industry; changes in our operating costs, including fuel, which can be volatile; our ability to meet our cost reduction goals; our inability to achieve or maintain profitability and fluctuations in our quarterly results; our significant indebtedness; the implementation of our growth strategy; the amounts of potential lease termination payments with lessors for our remaining MD-80 leased aircraft and related sublease payments from sub lessee, if applicable; compliance with our financial covenants; potential downgrades of our credit ratings and the availability of financing; the concentration of our revenue from a few key markets; general economic conditions, as well as economic conditions in the geographic regions we serve; actual or threatened terrorist attacks; global instability and potential U.S. military actions or activities; insurance costs; labor disputes; our ability to attract and retain qualified personnel; an aircraft accident or incident; liability and other claims asserted against us; operational disruptions; increases in government fees and taxes; changes in laws and regulations; our reliance on automated systems; and our reliance on third-party vendors and partners. For a discussion of these and other risk factors, see Item 1A of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2006. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this news release to conform them to actual results. Over time, out actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and sister carrier, Horizon Air, together serve 92 cities through an expansive network throughout Alaska, the Lower 48, Canada and Mexico. For reservations visit alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air Newsroom at alaskaair.com/newsroom.

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